NUVEEN QUALITY PREFERRED INCOME FUND

NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENT

WHEREAS, Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Manager”) and Spectrum Asset Management Inc., a Connecticut corporation (the “Sub-Adviser”) have entered into a Sub-Advisory Agreement dated as of October 1, 2014 (the “Agreement”) and continued to August 1, 2015, pursuant to which the Sub-Adviser furnishes investment advisory services to Nuveen Quality Preferred Income Fund; and

WHEREAS, pursuant to the terms of the Agreement, the Agreement shall continue in force from year to year after the initial effective period, provided that such continuance is specifically approved (as defined in the Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Trustees of Nuveen Quality Preferred Income Fund, including the independent Trustees, at a meeting called in part for the purpose of reviewing the Agreement, have approved the continuance of the Agreement until August 1, 2016, in the manner required by the Investment Company Act of 1940.

Dated as of July 28, 2015

NUVEEN FUND ADVISORS, LLC

	By:	/s/ George Zimmerman
Managing Director

ATTEST:

/s/ Virginia O’Neal

SPECTRUM ASSET MANAGEMENT INC.

	By:	/s/ Joseph Andrew Hanczor
	Its:	Chief Compliance Officer
ATTEST:

/s/ Patricia Tyler

NUVEEN QUALITY PREFERRED INCOME FUND 2

NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENT

WHEREAS, Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Manager”) and Spectrum Asset Management Inc., a Connecticut corporation (the “Sub-Adviser”) have entered into a Sub-Advisory Agreement dated as of October 1, 2014 (the “Agreement”) and continued to August 1, 2015, pursuant to which the Sub-Adviser furnishes investment advisory services to Nuveen Quality Preferred Income Fund 2; and

WHEREAS, pursuant to the terms of the Agreement, the Agreement shall continue in force from year to year after the initial effective period, provided that such continuance is specifically approved (as defined in the Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Trustees of Nuveen Quality Preferred Income Fund 2, including the independent Trustees, at a meeting called in part for the purpose of reviewing the Agreement, have approved the continuance of the Agreement until August 1, 2016, in the manner required by the Investment Company Act of 1940.

Dated as of July 28, 2015

NUVEEN FUND ADVISORS, LLC

	By:	/s/ George Zimmerman
Managing Director

ATTEST:

/s/ Virginia O’Neal
SPECTRUM ASSET MANAGEMENT INC.

	By:	/s/ Joseph Andrew Hanczor

	Its:	Chief Compliance Officer
ATTEST:

/s/ Patricia Tyler

NUVEEN QUALITY PREFERRED INCOME FUND 3

NOTICE OF CONTINUANCE OF INVESTMENT SUB-ADVISORY AGREEMENT

WHEREAS, Nuveen Fund Advisors, LLC, a Delaware limited liability company (the “Manager”) and Spectrum Asset Management Inc., a Connecticut corporation (the “Sub-Adviser”) have entered into a Sub-Advisory Agreement dated as of October 1, 2014 (the “Agreement”) and continued to August 1, 2015, pursuant to which the Sub-Adviser furnishes investment advisory services to Nuveen Quality Preferred Income Fund 3; and

WHEREAS, pursuant to the terms of the Agreement, the Agreement shall continue in force from year to year after the initial effective period, provided that such continuance is specifically approved (as defined in the Agreement) at least annually in the manner required by the Investment Company Act of 1940 and the rules and regulations thereunder.

NOW THEREFORE, this Notice memorializes between the parties that the Board of Trustees of Nuveen Quality Preferred Income Fund 3, including the independent Trustees, at a meeting called in part for the purpose of reviewing the Agreement, have approved the continuance of the Agreement until August 1, 2016, in the manner required by the Investment Company Act of 1940.

Dated as of July 28, 2015

NUVEEN FUND ADVISORS, LLC

	By:	/s/ George Zimmerman
Managing Director

ATTEST:

/s/ Virginia O’Neal

SPECTRUM ASSET MANAGEMENT INC.

	By:	/s/ Joseph Andrew Hanczor
	Its:	Chief Compliance Officer
ATTEST:

/s/ Patricia Tyler